EXHIBIT 99.1

CONTACT:

Paul Carousso, Vice President, Finance of Visant Corporation, 914-595-8218, paul.carousso@visant.net

Visant Corporation Completes Acquisition of Phoenix Color Corp.

ARMONK, New York, April 1, 2008 — Visant Corporation announced today that Visant’s previously announced merger transaction with Phoenix Color Corp., a leading book component provider servicing primarily the trade, professional reference and educational segments, is complete. Phoenix Color will operate as a wholly owned subsidiary of Visant.

About Visant:

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and educational publishing segments. For more information on Visant, please visit the company’s web site at http://www.visant.net. For more information regarding Phoenix, please visit the company’s web site at http://www.phoenixcolor.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in Visant’s filings with the SEC. Visant disclaims any obligation to update or revise any forward-looking statements.